FORM OF FIRST CLOSING WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON
EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS
WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO GENERAL DEVICES, INC. THAT SUCH REGISTRATION
IS NOT REQUIRED.

GENERAL DEVICES, INC.
COMMON STOCK WARRANT

No. __                                              Issue Date:

GENERAL DEVICES, INC., a corporation organized under the laws of the State of
Delaware, hereby certifies that, for value received, _________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the date hereof and at any time or from time to time before 5:00 p.m., New York time, through the close of business (New York time) on September 30, 2012 (the "Expiration Date"), up to _______ fully paid and nonassessable shares of Common Stock of the
Company, par value $0.0001 per share ("Common Stock") at an exercise price of
$0.37883 per share, subject to adjustment hereunder (such exercise price, as adjusted from time to time, the "Exercise Price"). As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include General Devices, Inc. and any corporation which shall succeed, or assume the obligations of, General Devices, Inc.
hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, par value
$0.0001 per share, and

(b) any other securities into which or for which any of the securities described in clause (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock)
and other securities of the Company or any other person (corporate or otherwise)
which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or 4 or otherwise.

1.   Exercise of Warrant.
     --------------------

     1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as
Exhibit A (the "Exercise Notice"), up to _______ shares of Common Stock of the
Company, subject to adjustment pursuant to Sections 4 and 5 (such number of shares of Common Stock, as adjusted from time to time, the "Warrant Shares
Number").

     1.2 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.   Procedure for Exercise.
     -----------------------

     2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other
Securities) to which such Holder shall be entitled on such exercise.

     2.2 Cash Exercise. Payment shall be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of shares of Common Stock (or Other
Securities) specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock
(or Other Securities) issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other
Securities) determined as provided herein.

     2.3 Cashless Exercise. In lieu of payment of the Exercise Price as provided above, the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other
Securities) as is computed using the following formula:

X = Y * (A - B)
    -----------
         A
where:

X = the number of shares of Common Stock (or Other Securities) to be issued to the Holder upon cashless exercise of this Warrant

Y = the total number of shares Common Stock (or Other Securities) covered by this Warrant which the Holder has surrendered at such time for cashless exercise
(including both shares to be issued to the Holder upon cashless exercise of this
Warrant and shares to be cancelled as payment therefor)

A = the Current Market Value as of the business day on which the Holder surrenders this Warrant to the Company

B = the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), it is intended, understood and acknowledged that the Common Stock (or Other Securities) issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock (or Other Securities) shall be deemed to have commenced, on the date this Warrant was originally issued.

     2.4 Limitation on Exercise. Notwithstanding anything herein to the contrary, from and after the date on which the Company shall have registered the
Common Stock (or Other Securities) under the Securities Act, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (i) the number of shares of Common Stock (or Other Securities) beneficially owned by the Holder and its Affiliates (other than shares of Common Stock (or Other Securities)
which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (ii) the number of shares of Common Stock (or
Other Securities) issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is

being made, would result in beneficial ownership by the Holder and its
Affiliates of more than 4.99% of the then outstanding shares of Common Stock (or
Other Securities). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities
Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the
Company.

3.   Effect of Merger or Reorganization, etc.; Adjustment of Exercise Price.
     -----------------------------------------------------------------------

     3.1 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Common Stock into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the
Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company (the "Board")) shall be made in the application of the provisions of Section 3, 4 and 5 with respect to the rights and interests thereafter of the Holders of this Warrant, to the end that the provisions set forth in Section 3, 4 and 5 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.

     3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the
Company, concurrently with any distributions made to holders of its Common
Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable)
receivable by the Holder of the Warrant pursuant to Section 3.1.

     3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property
(including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder.

4.   Extraordinary Events Regarding Common Stock.
     --------------------------------------------

4.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common Stock
(or Other Securities), the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time combine the outstanding shares of Common Stock (or Other
Securities), the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other Securities) entitled to receive, a dividend or other distribution payable in additional shares of Common
Stock (or Other Securities), then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock
(or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common
Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock (or Other Securities) issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the
Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions.

4.3 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other Securities) entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (or Other Securities), then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock (or Other
Securities) receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock (or
Other Securities) on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder.

4.4 Adjustment for Reclassification, Exchange, or Substitution. If the Common
Stock (or Other Securities) issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common
Stock (or Other Securities) into which this Warrant might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

4.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii)
the Exercise Price then in effect, and (iii) the Warrant Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

4.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 4, then the Warrant
Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times (b) the
Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

5.   Dilutive Issuances.
     -------------------

5.1  Deemed Issue of Additional Shares of Common Stock.
     -------------------------------------------------

(i) If the Company at any time or from time to time after the date of the issuance of this Warrant shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (or Other Securities) (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and
Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section
5.2 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or
Other Securities) issuable upon the exercise, conversion or exchange of any such
Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise
Price computed upon the original issue of such Option or Convertible Security
(or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible
Security. Notwithstanding the foregoing, no adjustment pursuant to this clause
(ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or
(ii) the Exercise Price that would have resulted from any issuances of
Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of
Section 5.2 below (either because the consideration per share of the Additional
Shares of Common Stock subject thereto was equal to or greater than the Exercise
Price then in effect, or because such Option or Convertible Security was issued before the issuance of this Warrant), are revised after the issuance of this
Warrant (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities)
issuable upon the exercise, conversion or exchange of any such Option or
Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such
Option or Convertible Security, as so amended, and the Additional Shares of
Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or
Convertible Security never been issued.

5.2 Adjustment of Exercise Price Upon Issuance of Additional Shares of Common
Stock. In the event the Company shall at any time after the issuance of this
Warrant issue Additional Shares of Common Stock (including Additional Shares of
Common Stock deemed to be issued pursuant to Section 5.1), without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1 *  (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

"EP2" shall mean the Exercise Price in effect immediately after such issue of
Additional Shares of Common Stock;

"EP1" shall mean the Exercise Price in effect immediately prior to such issue of
Additional Shares of Common Stock;

"A" shall mean the number of shares of Common Stock (or Other Securities)
outstanding and deemed outstanding immediately prior to such issue of Additional
Shares of Common Stock (treating for this purpose as outstanding all shares of
Common Stock (or Other Securities) issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue);

"B" shall mean the number of shares of Common Stock (or Other Securities) that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

"C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

5.3 Determination of Consideration. For purposes of this Section 5, the consideration received by the Company for the issue of any Additional Shares of
Common Stock shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the
Board.

(ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.1, relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible
Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such
Options or the conversion or exchange of such Convertible Securities.

5.4 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the
Exercise Price pursuant to the terms of Section 5.2 above then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

5.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii)
the Exercise Price then in effect, and (iii) the Warrant Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

5.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 5, then the Warrant
Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times (b) the
Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the
Company will (a) not increase the par value of any shares of Common Stock (or
Other Securities) obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock
(or Other Securities) upon the exercise of this Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor
Endorsement Form") and together with evidence reasonably satisfactory to the
Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the
Transferor and/or

the transferee(s) specified in such Transferor Endorsement Form (each a
"Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the
Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the Holder of the
Warrant, appoint an agent for the purpose of issuing Common Stock (or Other
Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Notices, etc. All notices and other communications from the Company to the
Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

12. Definitions. For purposes of this Warrant, the following definitions shall apply:

"Additional Shares of Common Stock" shall mean all shares of Common Stock (or
Other Securities) issued (or deemed to be issued pursuant to Section 5) by the
Company after the date of issuance of this Warrant, but shall not include up to
4,211,799 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of Designations.

"Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for
Common Stock (or Other Securities), but excluding Options.

"Current Market Value" means the fair market value of the shares of Common Stock
(or Other Securities), as determined as follows:

(i) if the Common Stock (or Other Securities) is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the Common Stock (or Other Securities) on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

(ii) if the Common Stock (or Other Securities) is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination; or

(iii) if there is no active public market for the Common Stock (or Other
Securities), the value shall be the fair market value thereof, as determined in good faith by the Board.

(d) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock (or Other Securities) or Convertible
Securities, but shall not include options to purchase up to 4,211,799 shares of
Common Stock granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of Designations.

13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the

extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
[Signature page to follow]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                           GENERAL DEVICES, INC.

                                           By:
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